Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this Report and, if not defined in this Report, the Offer to Purchase, unless defined below.

Introduction

The following unaudited pro forma condensed financial information of CONX presents the historical financial information of CONX, adjusted to give effect for the purchase of the Property from Seller. The following unaudited pro forma condensed financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed balance sheet as of December 31, 2023 presents the historical balance sheet of CONX, adjusted to give effect to the purchase of the Property as of December 31, 2023, on a pro forma basis as if the Transaction had been completed on December 31, 2023.

The unaudited pro forma statement of operations for the year ended December 31, 2023 presents the historical statement of operations of CONX for such period on a pro forma basis as if the Transaction had been consummated on January 1, 2023, the beginning of the period presented.

The unaudited pro forma condensed financial information has been derived from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed financial information;

•	the historical audited financial statements of CONX as of and for the year ended December 31, 2023 and the related notes thereto, included elsewhere in the Offer to Purchase; and

•	the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of CONX” and other financial information relating to CONX and the Property included elsewhere in the Offer to Purchase, including the Purchase Agreement.

The unaudited pro forma condensed financial information has been presented for illustrative purposes only and does not necessarily reflect what CONX’s financial condition or results of operations would have been had the Transaction occurred on the dates indicated.

Further, the unaudited pro forma condensed financial information also may not be useful in predicting the future financial condition and results of operations of CONX. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited transaction accounting adjustments represent management’s estimates based on information available as of the date of this unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed financial information are described in the accompanying notes. CONX believes that the assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Transaction based on information available to management at this time and that the transaction accounting adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed financial information.

The Transaction

Pursuant to the Purchase Agreement, on May 1, 2024, CONX purchased from Seller the Property in Littleton, Colorado, comprising the corporate headquarters of DISH Wireless, for a purchase price of $26.75 million.

On May 1, 2024, Seller and CONX entered into the Seller Lease Agreement pursuant to which Seller leased the Property from the Company. The Seller Lease Agreement is a “triple-net” lease. The Seller Lease Agreement provides for (i) an initial term of approximately 10 years, (ii) a base rent payable during the first year of the initial term of $228,500 per month, which will escalate annually at a rate of two percent per annum and (iii) two five-year renewal options for Seller, with the base rent upon a renewal to be revised to fair market value and subject to the same annual escalation terms. All of Seller’s obligations under the Seller Lease Agreement are guaranteed by DISH, an affiliate of Seller.

Pursuant to our Articles, CONX provided public stockholders of Class A Common Stock with the opportunity to redeem, upon the consummation of the Transaction, shares of Class A Common Stock then held by them at a price of $10.598120 per share.

Anticipated Accounting Treatment

The purchase of the Property is intended to be accounted for as an asset acquisition. In accordance with the accounting requirements for transactions among entities under common control, the Property is initially recorded at Seller’s historical carrying value. As a result, the difference between such historical carrying value and the Property Purchase Price of the Property is recorded as an adjustment to equity.

Basis of Pro Forma Presentation

The unaudited pro forma financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The adjustments in the unaudited pro forma financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of CONX upon consummation of the Transaction and the other events contemplated by the Purchase Agreement in accordance with U.S. GAAP.

The unaudited pro forma condensed financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Transaction occurred on the dates indicated, and does not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. Any cash proceeds remaining after the consummation of the Transaction and the other events contemplated by the Purchase Agreement are expected to be used for general corporate purposes. Further, the unaudited pro forma condensed financial information does not purport to project the future operating results or financial position of CONX following the consummation of the Transaction. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of the unaudited pro forma condensed financial information and are subject to change as additional information becomes available and analyses are performed.

For illustrative purposes, the unaudited pro forma condensed financial information reflects the actual redemptions of Class A Common Stock in connection with the Transaction:

•	Actual Redemptions (“Actual Share Redemption”) — this adjustment reflects 1,941,684 shares of Class A Common Stock redeemed at the redemption price of $10.598120 per share for an aggregate payment of $20,578,200.03.

The purchase of the Property is intended to be accounted for under U.S. GAAP as an asset acquisition.

We used the cash available from the funds held in the Trust Account to purchase the shares of Class A Common Stock validly tendered and not properly withdrawn pursuant to the Offer, and the balance was released to us to fund a portion of the Purchase Price for the Property. Assuming a Transaction Closing as of December 31, 2023, the balance of the Trust Account as of the Transaction Closing would have been (i) $21,966,104, assuming no redemptions and (ii) $1,387,904 assuming actual redemptions of 1,941,684 shares of Class A Common Stock.

The unaudited pro forma condensed balance sheet and statement of operations do not include adjustments for (i) the outstanding warrants issued in connection with the Initial Public Offering, as such warrants are not exercisable for shares of Class A Common Stock until 30 days after the Transaction Closing, or (ii) the shares of Class A Common Stock issuable upon conversion of the Series A Preferred Stock in the Forward Equity Transaction, as such Series A Preferred Stock is not convertible until (x) the tenth trading day following the date on which the volume-weighted average price for the Company’s common stock over any twenty trading days within any preceding thirty consecutive trading day period is greater than or equal to $11.50, and (y) the issuance of shares has been approved by the Company’s shareholders to the extent (and only to the extent) that such conversion would require stockholder approval under Nasdaq Rule 5635.

The following summarizes the pro forma shares of Common Stock issued and outstanding immediately after the Transaction:

	Actual Redemptions
Name and Address	Number of Shares Beneficially Owned	Percentage of Ownership
Public stockholders	148,585	*
nXgen	18,750,000	99.1%
Independent Directors	30,000	*
Total shares	18,928,585

*         Less than one percent

UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
AS OF DECEMBER 31, 2023

					Additional
					Transaction
				Pro Forma	Adjustments	Pro Forma
				(Before	(Actual	(Transaction
	CONX Corp	Transaction		Share	Share	and Share
	(Historical)	Adjustments		Redemption)	Redemption)	Redemption)
Assets
Current Assets:
Cash	$8,162	$(26,750,000)	A	$191,714,007	$(20,578,200)	$171,135,807
		200,000,000	B
		(1,126,833)	D
		(275,000)	F
		(2,108,426)	G
		21,966,104	H

Prepaid expenses	9,166			9,166		9,166
Total current assets	17,328	191,705,845		191,723,173	(20,578,200)	171,144,973

Noncurrent Assets:
Cash held in trust	21,966,104	(21,966,104)	H	—		—
Property and equipment, net	—	23,578,323	A	24,798,178		24,798,178
		197,670	C
		1,022,185	D
Total noncurrent assets	21,966,104	2,832,074		24,798,178	—	24,798,178
Total assets	$21,983,432	$194,537,919		$216,521,351	$(20,578,200)	$195,943,151
Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities:
Accounts payable	$76,826	$		$76,826	$	$76,826
Working capital loan - related party	400,000	(400,000)	G	—		—
Extension notes - related party	1,708,426	(1,708,426)	G	—		—
Accrued expenses	1,097,000			1,097,000		1,097,000
Accrued excise tax payable	639,193			639,193		639,193
Income taxes payable	70,011	(25,116)	D	44,895		44,895
Total current liabilities	3,991,456	(2,133,542)		1,857,914	—	1,857,914

Long-Term Obligations, Net of Current Portion:
Deferred legal fees	275,000	(275,000)	F	—		—
Deferred underwriting fee payable	26,250,000	(26,250,000)	E	—		—
Equity forward liability	325,000	(325,000)	B	—		—
Derivative warrant liabilities	9,205,500			9,205,500		9,205,500
Total long-term obligations, net of current portion	36,055,500	(26,850,000)		9,205,500	—	9,205,500
Total liabilities	40,046,956	(28,983,542)		11,063,414	—	11,063,414

Class A common stock subject to possible redemption	21,966,104			21,966,104	(20,578,200)	1,378,904
Stockholders’ Equity (Deficit):
Preferred stock	—	200,325,000	B	200,325,000		200,325,000
Class A common stock	3			3		3
Class B common stock	1,875			1,875		1,875
Accumulated deficit	(40,031,506)	197,670	C	(16,835,045)		(16,835,045)
		(3,171,677)	A
		(79,532)	D
		26,250,000	E

Total stockholders’ equity (deficit)	(40,029,628)	223,521,461		183,491,833	—	183,491,833
Total liabilities and stockholders’ equity (deficit)	$21,983,432	$194,537,919		$216,521,351	$(20,578,200)	$195,943,151

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS FOR THE PERIOD ENDED DECEMBER 31, 2023

					Additional
					Transaction	Pro Forma
				Pro Forma	Adjustments	(Transaction
				(Before	(Actual	and
	CONX Corp	Transaction		Share	Share	Share
	(Historical)	Adjustments		Redemption)	Redemption)	Redemption)
Revenue:
Rental revenue	$—	$2,742,000	BB	$2,742,000	$	$2,742,000
Total revenue	—	2,742,000		2,742,000	—	2,742,000

Costs and Expenses
General and administrative expenses	1,178,513	(197,670)	CC		1,085,491	1,085,491
	104,648		DD
Depreciation and amortization	—	929,022	AA		958,478	958,478
	29,456		EE
Total costs and expenses	1,178,513	865,456		2,043,969	—	2,043,969

Operating income (loss)	(1,178,513)	1,876,544		698,031	—	698,031

Other Income (Expense):
Other income	—	—		—
Change in fair value of warrant liabilities	(325,000)	(325,000)		(325,000)
Change in fair value of equity forward liability	(4,693,000)	(4,693,000)		(4,693,000)
Interest income on investments held in Trust Account	267,481	(267,481)	FF		—	—
Total other income (expense)	(4,750,519)	(267,481)		(5,018,000)	—	(5,018,000)

Income (loss) before income taxes	(5,929,032)	1,609,063		(4,319,969)	(4,319,969)
Income tax (expense) benefit	(65,469)	(386,175)	GG		(451,644)	(451,644)
Net income (loss)	(5,994,501)	1,222,888		(4,771,613)	—	(4,771,613)

Weighted-average common shares outstanding, basic and diluted
Class A - Common Stock	5,047,364			5,047,364		3,086,002
Class B - Common stock	18,750,000			18,750,000		18,750,000

Basic and diluted net (loss) income per common share
Class A - Common Stock	$(0.25)			$(0.20)		$(0.22)
Class B - Common stock	$(0.25)			$(0.20)		$(0.22)

NOTES TO THE UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

Note 1 — Description of the Transaction

Pursuant to the Purchase Agreement, on May 1, 2024, CONX purchased from Seller the Property in Littleton, Colorado, comprising the corporate headquarters of DISH Wireless, for a purchase price of $26.75 million.

On May 1, 2024, Seller and CONX entered into the Seller Lease Agreement pursuant to which Seller leased the Property from the Company. The Seller Lease Agreement is a “triple-net” lease. The Seller Lease Agreement provides for (i) an initial term of approximately 10 years, (ii) a base rent payable during the first year of the initial term of $228,500 per month, which will escalate annually at a rate of two percent per annum and (iii) two five-year renewal options for Seller, with the base rent upon a renewal to be revised to fair market value and subject to the same annual escalation terms. All of Seller’s obligations under the Seller Lease Agreement are guaranteed by DISH, an affiliate of Seller.

Note 2 — Basis of the Presentation

The unaudited pro forma condensed financial information was prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The historical financial information of CONX has been adjusted by the transaction accounting adjustments to illustrate the estimated effect of the Transaction and certain other events contemplated by the Purchase Agreement to provide relevant information necessary for an understanding of CONX upon consummation of the Transaction described herein.

The unaudited pro forma condensed financial information is based on the historical financial information of CONX, as adjusted to give effect to the Transaction, which is treated as an asset acquisition under U.S. GAAP.

The unaudited pro forma condensed financial information has been prepared using the actual redemption of 1,941,684 shares of Class A Common Stock held by public stockholders into cash.

The purchase of the Property is intended to be accounted for under U.S. GAAP as an asset acquisition.

Note 3 — Transaction Accounting Adjustments to the CONX Unaudited Pro Forma Condensed Balance Sheet as of December 31, 2023

The transaction accounting adjustments included in the unaudited pro forma condensed balance sheet as of December 31, 2023 are as follows:

(A)	Reflects the acquisition of the Property under the terms of the Purchase Agreement for $26.75 million. In accordance with the accounting requirements for transactions among entities under common control, the Property is initially recorded at Seller’s historical carrying value. The difference between such historical carrying value and the purchase price is recorded as an adjustment to equity.

(B)	Reflects the receipt as of January 1, 2023, of a $200 million investment pursuant to the terms of the Subscription Agreement, resulting in the issuance of 17,391,300 shares of the Company’s Series A Preferred Stock. In connection with this issuance, the equity forward liability was settled and the carrying value was reclassified to Preferred Stock.

(C)	Reflects the capitalization of certain legal costs attributable to the Transaction. Such costs were previously recorded and expensed when incurred in 2023 pending the occurrence of the Transaction becoming probable.

(D)	Reflects the estimated other transaction costs incurred by the Company and allocated between the costs directly attributable to the Transaction, which are capitalized, and costs not directly attributable to the Transaction, which are expensed.

The following table shows the total capitalized transaction costs:

Legal	$691,785
Accounting	$62,500
Financial advisory	$207,000
Administrative	$35,900
Miscellaneous	$25,000
$1,022,185

(E)	Reflects the reversal of the accrued underwriting fee obligation, due to DBSI’s waiving its entitlement to any portion of the deferred underwriting fee payable to it under the underwriting agreement.

(F)	Reflects the payment of the accrued legal costs as of the Transaction Closing.

(G)	Reflects the net repayment of related party obligations. Subsequent to December 31, 2023, the Sponsor advanced to the Company an additional $500,000 under the Restated Note for working capital, which is also reflected as repaid as of the Transaction Closing.

(H)	Reflects cash paid for the redemption of Class A common stock and the reclassification of cash held in Trust to unrestricted cash for shares of Class A common stock subject to possible redemption that are not redeemed.

Note 4 — Transaction Accounting Adjustments to the CONX Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2023

The transaction accounting adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 are as follows:

(AA) Reflects depreciation expense in the amount recognized by Seller for the year ended December 31, 2023, based on Seller’s historical carrying value and depreciable life of the Property. The Seller’s carrying value for the Property was $38.47 million with $14.89 million of accumulated depreciation. The depreciable lives of the Property and for subsequent improvements are 40 and 35 years, respectively.

(BB) Reflects total annual rental income for the Property from Seller in the amount of $228,500 per month.

(CC) Reflects the capitalization of certain legal costs attributable to the Transaction. Such costs were previously recorded and expensed when incurred in 2023 pending the occurrence of the Transaction becoming probable.

(DD) Reflects the estimated other transaction costs incurred by the Company and allocated between the costs directly attributable to the Transaction, which are capitalized, and costs not directly attributable to the Transaction, which are expensed. See adjustment (D) under Note 3 above for a tabular presentation of the capitalized transaction costs.

(EE) Reflects depreciation expense for the directly attributable transaction costs incurred by the Company.

(FF) Reflects the reduction of interest income generated by the Company on funds held in the Trust Account that were utilized for the redemption of Class A common stock by investors as part of the Transaction or reclassified to unrestricted cash.

(GG) Reflects the incremental tax expense assuming a combined 24% rate on the unaudited condensed pro forma statement of operations. The combined 24% rate includes the federal statutory rate and state income taxes, net of federal benefit of 21% and 3%, respectively.

Note 5 — Net (Loss) Income per Share

The following table shows the net (loss) income per share calculated using the historical weighted average shares of Common Stock outstanding for the year ended December 31, 2023.

Year Ended December 31, 2023	Assuming No Redemptions	Assuming Actual Redemptions
Pro forma net income (loss)	$(4,771,613)	$(4,771,613)
Pro forma weighted average shares outstanding – basic and diluted	23,797,364	21,836,002
Net income (loss) per share – basic and diluted	$(0.20)	$(0.22)
Pro Forma Weighted Average Shares
Public stockholders	5,017,364	3,056,002
Sponsor	18,750,000	18,750,000
Independent Directors	30,000	30,000
Pro forma weighted average shares outstanding, basic and diluted	23,797,364	21,836,002